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Exhibit 21

LINCOLN ELECTRIC HOLDINGS, INC.
SUBSIDIARIES OF THE REGISTRANT

The Company's subsidiaries and joint ventures are listed in the following table:

Name	Country of Incorporation	Percent Ownership
A. B. Arriendos S.A.	Chile	50
Arc Products, Inc.	United States	100
Electro-Arco S.A.	Portugal	100
Harris Calorific GmbH	Germany	100
Harris Calorific International Sp. z o.o.	Poland	100
Harris Calorific S.r.l.	Italy	100
Harris Euro S.L.	Spain	100
Harris Soldas Especiais S.A.	Brazil	90
Inversiones LyL S.A.	Chile	50
J.W. Harris Co., Inc.	United States	100
Jinzhou Jin Tai Welding and Metal Co., Ltd.	China	100
Jinzhou Zheng Tai Welding and Metal Co., Ltd.	China	100
Kaynak Teknigi Sanayi ve Ticaret A.S.	Turkey	50
Lincoln Canada Holdings 2 ULC	Canada	100
Lincoln Electric Bester Sp. z o.o.	Poland	100
Lincoln Electric Japan K.K.	Japan	100
Lincoln Electric (U.K.) Ltd.	United Kingdom	100
Lincoln Electric Company (India) Private Limited	India	100
Lincoln Electric Company of Canada LP	Canada	100
Lincoln Electric do Brasil Industria e Comercio Ltda.	Brazil	100
Lincoln Electric Europe B.V.	The Netherlands	100
Lincoln Electric Europe, S.L.	Spain	100
Lincoln Electric France S.A.S.	France	100
Lincoln Electric Heli (Zhengzhou) Welding Materials Company Ltd.	China	68
Lincoln Electric International Holding Company	United States	100
Lincoln Electric Italia S.r.l.	Italy	100
Lincoln Electric Luxembourg S.ar.l.	Luxembourg	100
Lincoln Electric Management (Shanghai) Co., Ltd.	China	100
Lincoln Electric Manufactura, S.A. de C.V.	Mexico	100
Lincoln Electric Maquinas, S. de R.L. de C.V.	Mexico	100
Lincoln Electric Mexicana, S.A. de C.V.	Mexico	100
Lincoln Electric North America, Inc.	United States	100
Lincoln Electric S.A.	Argentina	100
Lincoln Global Holdings LLC	United States	100
Lincoln Global, Inc.	United States	100
Lincoln Smitweld B.V.	The Netherlands	100
Lincoln Soldaduras de Colombia Ltda.	Colombia	100
Lincoln Soldaduras de Venezuela C.A.	Venezuela	100
Lincoln Electric Spain, S.L.	Spain	100
Metrode Products Limited	United Kingdom	100
OAO Mezhgosmetiz – Mtsensk	Russia	100
OOO Torgovyi Dom Mezhgosmetiz	Russia	100
OOO Severstal – metiz: Welding Consumables	Russia	100
PT Lincoln Electric Indonesia	Indonesia	92
Smart Force, LLC	United States	100

Name	Country of Incorporation	Percent Ownership
Lincoln Electric (Tangshan) Welding Materials	China	100
Techalloy, Inc.	United States	100
Techalloy Canada, LP	United States	100
Tenwell Development Pte. Ltd.	Singapore	100
Torchmate, Inc.	United States	100
The Lincoln Electric Company	United States	100
The Lincoln Electric Company Nigeria Limited	Nigeria	100
The Lincoln Electric Company (Asia Pacific) Pte. Ltd.	Singapore	100
The Lincoln Electric Company (Australia) Proprietary Limited	Australia	100
The Lincoln Electric Company (New Zealand) Limited	New Zealand	100
The Lincoln Electric Company of South Africa (Pty) Ltd.	South Africa	100
The Nanjing Lincoln Electric Co., Ltd.	China	100
The Shanghai Lincoln Electric Co., Ltd.	China	100
Uhrhan & Schwill Schweisstechnik GmbH	Germany	100
Vernon Tool Co., Ltd.	United States	100
Welding, Cutting, Tools & Accessories, LLC	United States	100

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  Exhibit 21